UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Ordinary Shares - £1.00 par value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2023, LivaNova PLC (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) disclosing that, among other items, William A. Kozy, Chair of the Company’s Board of Directors (the “Board”), had been appointed interim Chief Executive Officer. Compensation arrangements for Mr. Kozy had not been determined as of the filing of the Initial Report.

On April 19, 2023, in connection with Mr. Kozy’s appointment as interim Chief Executive Officer, LivaNova USA Inc., a wholly owned subsidiary of the Company (“LivaNova USA”), entered into an offer letter with Mr. Kozy (the “Offer Letter”), which sets forth the terms and conditions of his employment as interim Chief Executive Officer.

The Offer Letter provides that, during the period of his employment as interim Chief Executive Officer, Mr. Kozy is deemed to waive any entitlement to director fees and to the equity award that he would otherwise have received in his capacity as a non-executive director and Chair of the Board. Instead, Mr. Kozy will be entitled solely to the compensation set forth in the Offer Letter in respect of his employment as interim Chief Executive Officer.

The term of Mr. Kozy’s employment as interim Chief Executive Officer under the Offer Letter commenced on April 14, 2023 (the “Start Date”) and will continue until the earlier of (1) the commencement of employment of a successor Chief Executive Officer and (2) the six-month anniversary of the Start Date; provided, that, if determined by the Board in its sole discretion, the term of Mr. Kozy’s employment under the Offer Letter will instead continue until the 12-month anniversary of the Start Date or such earlier date as determined by the Board.

The Offer Letter provides for an annual base salary of $975,000 and eligibility for an annual performance bonus, with each year’s annual bonus having a target of 110% of Mr. Kozy’s base salary, pro-rated and payable based on the number of days Mr. Kozy is employed during 2023 or 2024 – each time payable in April of the year following the performance year, as applicable, and based on the Company’s actual full year performance during 2023 or 2024, as applicable, relative to the established metrics.

Additionally, the Offer Letter provides that, on June 15, 2023, Mr. Kozy will be granted a one-time award of time-based restricted stock units under the Company’s 2022 Incentive Award Plan with a grant date value of $500,000, vesting on the six-month anniversary of the Start Date. If the term of Mr. Kozy’s employment as interim Chief Executive Officer continues following the six-month anniversary of the Start Date, he will be eligible to receive an additional equity award if determined by the Compensation Committee of the Board, or the Board, in its sole discretion.

Mr. Kozy has chosen to waive his right to participate in the standard employee benefits provided to U.S. employees of LivaNova USA. Under the Offer Letter, he is entitled to tax advice and immigration support with respect to his business travel to the United Kingdom.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: April 21, 2023	By: /s/ Michael Hutchinson
Name: Michael Hutchinson
Title: Senior Vice President & Chief Legal Officer